                                                                    EXHIBIT 1(e)

                        MERRILL LYNCH PHOENIX FUND, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

     MERRILL LYNCH PHOENIX FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The name of the corporation is MERRILL LYNCH PHOENIX FUND, INC.

     SECOND:   The charter of the Corporation is hereby amended by deleting
Article II thereof in its entirety and inserting the following in lieu thereof.

                                   ARTICLE II

                                      NAME

     The name of the Corporation is

                      MERRILL LYNCH FOCUS VALUE FUND, INC.

     THIRD:    The Corporation desires to amend and restate its charter as currently in effect, including giving effect to the Corporation's new name. The original Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on April 15, 1982. Articles of Amendment to the Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on October 3, 1988 and October 19, 1994. Articles of Supplementary to the Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on October 21, 1994 and October 20, 1995.

     FOURTH:   Pursuant to Section 2-609 of the Maryland General Corporation
Law, these Articles of Amendment and Restatement restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation.

     FIFTH:    The text of the charter of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                      MERRILL LYNCH FOCUS VALUE FUND, INC.

                                    * * * *

                                   ARTICLE I

                                      NAME

The name of the Corporation is

                      MERRILL LYNCH FOCUS VALUE FUND, INC.

                                   ARTICLE II

                              PURPOSES AND POWERS

       The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

       (1) To conduct and carry on the business of an investment company of the management type.

       (2) To hold, invest and reinvest its assets in securities, and in connection therewith, without limiting the foregoing, to hold part or all of its assets (a) in cash and/or (b) in shares of or beneficial interests in another corporation known in the investment company industry as a master fund in a master/feeder structure, which corporation holds securities and other assets for investment purposes (the "Master Fund").

       (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

       (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

       (5) To transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund, in exchange for shares of or beneficial interests in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended (the "Investment Company Act") (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation.

       (6) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

       The Corporation shall be authorized to exercise and enjoy all of the powers, rights, and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE III

                      PRINCIPAL OFFICE AND RESIDENT AGENT

       The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE IV

                                 CAPITAL STOCK

       (1) The total number of shares of capital stock which the Corporation shall have the authority to issue shall consist of THREE HUNDRED MILLION (300,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Thirty Million Dollars ($30,000,000), classified into four classes consisting of FIFTY MILLION (50,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), FIFTY MILLION (50,000,000) shares of Class C Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

       (2) The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that no such classification or reclassification shall result in the creation of a class or series of capital stock having a preference as to dividends or distributions or a preference in the event of any liquidation, dissolution or winding up of the Corporation.

       (3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

       (4) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article II, Sections (2), (3) and (4) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes or series, if any, shall be entitled to vote and
(d) the shares of capital stock of the Corporation shall have no voting rights in connection with the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interest in the Master Fund or for such other consideration as permitted by Maryland General Corporation Law and the Investment Company Act.

       (5) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

     (6) any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     (7) The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limit as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified; provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which set forth Holding Period(s) (the "First Holding Period Prospectus"), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being reclassified shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued; and provided, further, that, subject to the first sentence of this section, with respect to the holders of the Corporation's Class B shares issued prior to the date of the Corporation's First Holding Period Prospectus, the Holding Period shall be ten (10) years for retirement plan (as recognized by the Internal Revenue Code of 1986, as amended from time to time) holders of issued Class B shares purchased without a contingent deferred sales charge (a "CDSC-Waived Retirement Plan") and shall be the Holding Period set forth in the Corporation's First Holding Period Prospectus, for all other holders of issued Class B shares; Class B shares held by a CDSC-Waived Retirement Plan shall be reclassified to Class D shares in the month following the month in which the first Class B share of any mutual fund advised by Merrill Lynch Asset Management, L.P., Fund Asset Management, L.P., or their affiliates or successors, held by such CDSC-Waived Retirement Plan has been held for the ten (10) year Holding Period established by the Corporation's Board of Directors for such CDSC-Waived Retirement Plan Class B shareholder; and the Class B shares of every shareholder other than CDSC-Waived Retirement Plans shall be reclassified to Class D shares in the month following the month in which such shares have been held for the Holding Period established by the Corporation's Board of Directors for shareholders other than CDSC-Waived Retirement Plans in the Corporation's First Holding Period Prospectus.

     (8) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. All shares of Common Stock of the Corporation issued on or before October 3, 1988 shall without further act be considered Class A Common Stock. As used in the charter of the Corporation, the terms "charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation, as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.


                                   Article V


                             PROVISIONS FOR DEFINING, LIMITING AND
                             REGULATING CERTAIN POWERS OF THE COR-
                             PORATION AND OF THE DIRECTORS AND
                             STOCKHOLDERS
                             --------------------------------------

     (1) The number of directors of the Corporation shall be seven (7), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the current directors of the Corporation are:

                                   Terry K. Glenn
                                   Joe Grills
                                   Walter Mintz
                                   Robert S. Salomon, Jr.
                                   Melvin R. Seiden
                                   Stephen B. Swensrud
                                   Arthur Zeikel

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

     (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.

     (6) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund shall be deemed to be in the ordinary course of business of the Corporation, and the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interests in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act.


                                   ARTICLE VI

                                   REDEMPTION


     Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                                  ARTICLE VII

                             DETERMINATION BINDING

       Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale off, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                              PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.

                                   ARTICLE IX

                                   AMENDMENT

       The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding shares of stock and substantially affects the stockholder's rights, and all rights conferred upon stockholders herein are subject to this reservation.

SIXTH:    The authorized capital stock of the Corporation has not been increased by these Amended and Restated Articles of Incorporation.

SEVENTH: These Articles of Amendment and Restatement have been advised by a majority of the entire Board of Directors of the Corporation and approved by two-thirds of the outstanding shares of capital stock of the Corporation.

EIGHTH:    The current address of the principal office of the Corporation in the
State of Maryland is as set forth in Article III of these Articles of Amendment and Restatement. The name and address of the Corporation's current resident agent is as set forth in Article III of these Articles of Amendment and Restatement. The number of the directors of the corporation and the names of those currently in office are as set forth in Article V of these Articles of Amendment and Restatement.

NINTH:    These Articles of Amendment and Restatement shall be effective on the date of acceptance for record by the Maryland State Department of Assessments and Taxation.

       IN WITNESS WHEREOF, MERRILL LYNCH PHOENIX FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the ___ day of _______, 2000.

WITNESS:                           MERRILL LYNCH PHOENIX FUND, INC.
                                   (a Maryland Corporation)


                                   By:
-------------------------             -------------------------
Allan  J. Oster                       Terry K. Glenn
Secretary                             President

       THE UNDERSIGNED, President of MERRILL LYNCH PHOENIX FUND, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                   By:
                                      ---------------------------
                                      Terry K. Glenn
                                      President